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                                        EXHIBIT 21

                                       SUBSIDIARIES

REGISTRANT'S                                                 PERCENTAGE        STATE OF
SUBSIDIARIES                                                 OWNERSHIP      INCORPORATION
------------                                                 ---------      -------------
RadNet Management, Inc.                                         100%       California
RadNet Managed Imaging Services, Inc.                           100%       California
Diagnostic Imaging Services, Inc.                               100%       Delaware
Primedex Corporation                                            100%       California
Radnet Management I, Inc.                                       100%       California
Radnet Management II, Inc.                                      100%       California
Radnet Sub, Inc.                                                100%       California
SoCal MR Site Management, Inc.                                  100%       California
FRI, Inc.                                                       100%       California
Radiologix, Inc.                                                100%       Delaware
Advanced Imaging Partners, Inc.                                 100%       Delaware
Ide Imaging Partners, Inc.                                      100%       Delaware
Mid Rockland Imaging Partners, Inc.                             100%       Delaware
Pacific Imaging Partners, Inc.                                  100%       California
Questar Imaging, Inc                                            100%       Florida
Treasure Coast Imaging Partners, Inc.                           100%       Delaware
Community Imaging Partners, Inc.                                100%       Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.           100%       Delaware
Valley Imaging Partners Inc.                                    100%       California
Questar Duluth, Inc.                                            100%       Florida
Questar Los Alamitos,Inc.                                       100%       Florida
Questar Victorville, Inc.                                       100%       Florida
Rocky Mountain OpenScan MRI, LLC                                100%       Colorado.
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